UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Earliest Event Reported: April 21, 2008

X-RITE, INCORPORATED

Michigan	000-14800	38-1737300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 44th Street S.E.

Grand Rapids, Michigan 49512

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code: (616) 803-2200

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On April 21, 2008, X-Rite, Incorporated (the “Company”) terminated its interest rate swap arrangements with Goldman Sachs Capital Markets, L.P. (“Goldman Sachs”) under which the Company effectively fixed the interest rate on $336.1 million of its floating rate debt under its first and second lien credit facilities. The fair value of the swap arrangement as of the termination date was a liability of $12.1 million (the “Settlement Amount”) payable to Goldman Sachs. The Company is currently in negotiations with Goldman Sachs and the Company’s lenders regarding payment terms for the Settlement Amount.

As the Company has previously disclosed in its press release dated April 3, 2008, the Company is not in compliance with certain covenants under its secured credit facilities, but is engaged in discussions with the lenders to amend certain terms of its credit arrangements to allow for greater operating flexibility. The termination of the swap arrangements results in an additional event of default under the Company’s secured credit facilities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

X-RITE, INCORPORATED

Dated: April 25, 2008	By:	/s/ Lynn J. Lyall
Lynn J. Lyall
Chief Financial Officer